SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2003

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.	Other Events.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the press release of OMNOVA Solutions Inc. (the “Company”) dated November 21, 2003. In its press release, the Company announced that it had completed its annual impairment test of goodwill and other intangible assets as required by Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” and the Company will record an impairment charge of approximately $42 million for goodwill and approximately $8 million for indefinite lived intangible assets.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated November 21, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin

Name: Kristine C. Syrvalin
Title: Secretary

Date: November 21, 2003

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 21, 2003